Sports Asylum, Inc. Announces Name Change to Cell MedX Corp.

LAS VEGAS, NEVADA--(Marketwired – October 8, 2014) - Sports Asylum, Inc. (OTCBB:SYLM), (the “Company”) is  pleased to announce that effective October 9, 2014, the Company will change its name to “Cell MedX Corp.” (the “Name Change”).

As a result of the Name Change, on October 9, 2014, the Company’s common stock will commence trading under the symbol “CMXC”.

About Sports Asylum, Inc.: The Company was organized in the State of Nevada with the intent to acquire and develop mineral properties. On August 29, 2014, the Company signed a Letter Agreement to acquire exclusive rights to a proprietary technology for the treatment of diabetes and related ailments.

On behalf of the Board of Directors, Frank McEnulty, CEO of Sports Asylum, Inc.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects", "intends", "estimates", "projects", "anticipates", "believes", "could", and other similar words. All statements addressing product performance, events, or developments that Sports Asylum, Inc. expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in Sports Asylum, Inc.'s Quarterly and Annual Reports filed with the United States Securities and Exchange Commission (the "SEC"). Should one or more of these risks or uncertainties materialize, or should any of Sports Asylum, Inc.'s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Sports Asylum, Inc.'s forward-looking statements. Except as required by law, Sports Asylum, Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that Sports Asylum, Inc. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

For further information please contact:
Sports Asylum, Inc.
(310) 508-9398